CONSEILS GNM

October 16, 2009

Mr. Daniel Trudeau
President
Anticus Corporation Inc.
1155, boul René Lévesque Ouest,
Suite 2500
Montréal (Québec)
H3B 2K4

Dear Mr. Trudeau;

Following our discussions relating to your needs in accounting services.We are pleased to present our understanding of your needs as well as our proposal to render the services.

Understanding of the mandate

Your company wants to mandate our firm for the following services:

-	Monthly recording of accounting transactions based on documents and information that you will supply to us for both the publicly traded corporation and its Canadian subsidiary;

-	Monthly processing of payrolls with the required government reporting;

-	Monthly GST / TVQ reporting as well as correspondence with the tax authorities;;

-      Coordinate with consultants for tax credit claims;

-	Prepare a monthly reporting package;

-	Prepare the files for the auditors, financial statements with accompanying notes on a quarterly and annual basis under GAAP.

Our Fees

Based on our discussions and the information received we will charge a monthly fee of 2 500$ beginning in October 2009.

If you agree with the following understanding of services to be provided and our fees, please sign to confirm your agreement.

If you need further information please do not hesitate to contact us.

Best regards.

/s/ Michel Plante
Michel Plante

I agree with terms of this proposal:

SIGNED :                   /s/ Daniel Trudeau

TITLE :                     President

DATE :

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